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                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(g) OF THE
                       SECURITIES EXCHANGES ACT OF 1934

                        Ophidian Pharmaceuticals, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)

                  Wisconsin                                39-1661164
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  (State of Incorporation or Organization)              (I.R.S. Employer
                                                        Identification No.)

  5445 East Cheryl Parkway, Madison, WI                      53711
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 (Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the registration     If this form relates to the
of a class of debt securities and is         registration of a class of debt
effective upon filing pursuant to            securities and is to become
General Instruction A(c)(1) please           effective simultaneously with the
check the following box.  / /                effectiveness of a concurrent
                                             registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following box.  / /

Securities to be registered pursuant to Section 12(b) of the Act:

        None

Securities to be registered pursuant to Section 12(g) of the Act.

         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
         -------------------                  ------------------------------

Units (each Unit consisting of one share          NASDAQ SmallCap Market
of Common Stock and one Common              Pacific Exchange Stock and Options
Stock Purchase Warrant)

Common Stock ($0.0025 par value)                  NASDAQ SmallCap Market
                                            Pacific Exchange Stock and Options

Common Stock Purchase Warrants                    NASDAQ SmallCap Market
                                            Pacific Exchange Stock and Options

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Item 1.         Description of Registrant's Securities to be Registered

                Incorporated by reference to pages 53 - 55 of Registrant's Amendment No. 9 to Registration Statement on Form S-1 filed with the Commission on April 29, 1998 (the "Registration Statement").

Item 2.         Exhibits

                The following exhibits are filed as a part of this registration statement:

        1.      (a) Specimen Common Stock Certificate (incorporated by
                    reference to Exhibit 4.1 to the Registration Statement).

                (b) Specimen Warrant Certificate (incorporated by reference to
                    Exhibit 4.4 to the Registration Statement).

                (c) Specimen Unit Certificate (incorporated by reference to
                    Exhibit 4.5 to the Registration Statement).

        2.      (a) Registrant's Amended and Restated Articles of Incorporation
                    (Incorporated by reference to Exhibit 3.1 to the Registration Statement).

                (b) Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement).

        3.      (a) Form of Representative's Warrant Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement).

                (b) Form of Warrant Agreement (incorporated by reference to
                    Exhibit 4.4 to the Registration Statement).


                                  SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        OPHIDIAN PHARMACEUTICALS, INC.

May 4, 1998                             By: /s/ Douglas C. Stafford
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  (Date)                                    Douglas C. Stafford
                                            President, Chief Executive Officer
                                            and Director

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